Exhibit 99.1

Citrix Reports Fourth Quarter and Fiscal Year Financial Results

Quarterly Revenue of $451 Million

Fourth Quarter Cash Flow from Operations of $178 Million

Fourth Quarter GAAP Diluted Earnings Per Share of $0.47 Up Over 43 Percent Year-over-Year

Fourth Quarter Non-GAAP Diluted Earnings Per Share of $0.66 Up Over 38 Percent Year-over-Year

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--January 27, 2010--Citrix Systems, Inc. (Nasdaq:CTXS) today reported financial results for the fourth quarter and fiscal year ended December 31, 2009.

FINANCIAL RESULTS

In the fourth quarter of fiscal 2009, Citrix achieved revenue of $451 million, compared to $416 million in the fourth quarter of fiscal 2008, representing 9 percent revenue growth. For the fiscal year 2009, Citrix reported annual revenues of $1.61 billion, compared to $1.58 billion in the previous year, a 2 percent increase.

GAAP Results

Net income for the fourth quarter of fiscal 2009 was $88 million, or $0.47 per diluted share, compared to $60 million, or $0.33 per diluted share, for the fourth quarter of 2008. Annual net income for 2009 was $191 million, or $1.03 per diluted share, compared to $178 million, or $0.96 per diluted share in fiscal 2008.

Non-GAAP Results

Non-GAAP net income in the fourth quarter of fiscal 2009 was $123 million, or $0.66 per diluted share, compared to $87 million, or $0.48 per diluted share, in the comparable period last year. This includes net tax benefits of approximately $23 million recognized in the quarter. Non-GAAP net income for both periods excludes the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expense and the tax effects related to those items. In addition, non-GAAP net income for the fourth quarter of 2009 excludes charges recorded in connection with the restructuring program that the company implemented in January 2009, and the tax effects related to those items. Non-GAAP net income in the fourth quarter of 2008 excludes a non-cash benefit of approximately $6 million related to the adjustment of payroll taxes accrued in connection with the company’s voluntary, independent investigation of its historical stock option granting practices that was concluded in 2007. It also excludes in-process research and development and related tax effects.

Annual non-GAAP net income for 2009 was $334 million, or $1.81 per diluted share, compared to $304 million, or $1.63 per diluted share, in 2008. Non-GAAP net income for both periods excludes the effects of the amortization of intangible assets primarily related to business combinations, stock-based compensation expenses, and the tax effects related to those items. In addition, non-GAAP net income for 2009 excludes charges recorded in connection with the restructuring program that the company implemented in January 2009, and the tax effects related to those items. Non-GAAP net income for 2008 excludes the non-cash benefit related to payroll taxes taken in the fourth quarter of fiscal 2008 and of in-process research and development related to business combinations.

“I’m pleased with our results for the fourth quarter, and for the full year in light of the uncertain market conditions we faced,” said Mark Templeton, president and chief executive officer for Citrix.

“In the fourth quarter, we saw a lot of interest in desktop virtualization. That combined with the timely launch of XenDesktop and uncommitted IT budget dollars, helped propel a record-breaking quarter. For the full year, our disciplined financial and operational management served us well, and we are positioned for continued improvement in our cost model. In addition, we continue to see CIOs looking for ways to simplify and drive costs out of enterprise computing. Going forward, we’ll set our sights on helping those CIOs by bringing desktop virtualization to the mainstream, broadening the reach of web collaboration, and powering public and private clouds.”

Q4 Financial Summary

In reviewing the fourth quarter results of 2009, compared to the fourth quarter of 2008:

  Product license revenue increased 4 percent;
  Revenue from license updates grew 6 percent;
  Online services revenue grew 18 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 20 percent;
  Revenue increased in the Americas’ region by 7 percent, increased in the EMEA region by 3 percent, and increased in the Pacific region by 21 percent;
  Deferred revenue totaled $619 million, compared to $533 million on December 31, 2008;
  GAAP operating margin was 17 percent for the quarter, and non-GAAP operating margin was 28 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense and costs associated with the restructuring program;
  Cash flow from operations was $178 million, compared with $166 million in the fourth quarter of 2008; and
  The company repurchased 2.0 million shares at an average net price of $38.54 per share.

Annual Financial Summary

In reviewing 2009 results compared to 2008 results:

  Product license revenue decreased 13 percent;
  Revenue from license updates grew 8 percent;
  Online services revenue grew 19 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 13 percent;
  Revenue grew in the Americas’ region by 4 percent, decreased in the EMEA region by 8 percent, and grew in the Pacific region by 1 percent;
  GAAP operating margin was 11 percent for fiscal 2009, and non-GAAP operating margin was 24 percent, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense, and costs associated with the restructuring program;
  Cash flow from operations was $484 million for fiscal 2009 compared with $462 million last year; and
  During fiscal 2009, the company repurchased 6.5 million shares at an average net price per share of $33.23.

Financial Outlook for First Quarter 2010

Citrix management expects to achieve the following results during its first fiscal quarter 2010 ending March 31, 2010:

  Net revenue is expected to be in the range of $405 million to $410 million;
  Interest income is expected to be $3 million to $4 million; and
  GAAP diluted earnings per share is expected to be in the range of $0.23 to $0.25. Non-GAAP diluted earnings per share is expected to be in the range of $0.39 to $0.40, excluding $0.09 related to the effects of amortization of intangible assets primarily related to business combinations, $0.14 related to the effects of stock-based compensation expenses, and $(0.07) to $(0.08) for the effect of the differential between the GAAP and non-GAAP tax rates and tax effects related to these items.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2010

Citrix management expects to achieve the following results during its fiscal year 2010 ending December 31, 2010:

  Net revenue is expected to be in the range of $1.74 billion to $1.76 billion;
  Non-GAAP operating margin is expected to increase between 75 and 100 basis points compared to the fiscal year 2009, excluding the effects of amortization and stock-based compensation expense, and restructuring;
  Interest income is expected to be $16 million to $19 million; and
  GAAP diluted earnings per share is expected to be in the range of $1.33 to $1.34. Non-GAAP diluted earnings per share is expected to be in the range of $1.87 to $1.90, excluding $0.32 related to the effects of amortization of intangible assets primarily related to business combinations, $0.53 related to the effects of stock-based compensation expenses, and $(0.29) to $(0.31) for the effect of the differential between the GAAP and non-GAAP tax rates and tax effects related to these items.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the fourth quarter of 2009, Citrix announced:

  Citrix® XenDesktop® 4, the first and only product to deliver every type of virtual desktop from a single, integrated solution thanks to its new FlexCast™ technology. Additionally, XenDesktop 4 now integrates all the capabilities of Citrix® XenApp™.
  Enhanced high-definition HDX™ technology, available in Citrix XenDesktop 4, which delivers the best possible user experience for real-time multimedia and 3D content while utilizing 90 percent less bandwidth than competing solutions.
  The “Trade-up to XenDesktop 4” program that allows XenApp customers to trade up their existing concurrent user licenses for twice the number of XenDesktop 4 user licenses.
  The new Citrix Ready™ Open Desktop Virtualization program, which validates that 10,000 third-party products from 200 industry partners are ready to deploy with Citrix XenDesktop 4.
  XenDesktop won an InfoWorld Technology of the Year award, being honored as one of the best and most innovative products on the IT landscape.
  Availability of Citrix Essentials™ for Microsoft® Hyper-V™, which now includes Citrix StorageLink™ Site Recovery, a powerful set of tools that make end-to-end business continuity accessible, affordable, and easy to deploy.
  “Pay As You Grow” pricing for Citrix® NetScaler® that gives customers unprecedented licensing flexibility to expand capacity and functionality on demand, while managing hardware costs.
  Availability of Citrix® Dazzle™ for Windows and Mac, along with new versions of Citrix Receiver™ for Windows, Mac, iPhone, Blackberry and Android, bringing self service and mobility to virtual desktop users.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately 30 days by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 49871918).

About Citrix

Citrix Systems, Inc. (NASDAQ:CTXS) is a leading provider of virtualization, networking and cloud computing solutions for more than 230,000 organizations worldwide. Its Citrix Delivery Center™, Citrix Cloud Center™ (C3) and Citrix Online product families radically simplify computing for millions of users, delivering desktops and applications as an on-demand service to any user, in any location on any device. Citrix customers include the world’s largest Internet companies, 99 percent of Fortune Global 500 enterprises, and hundreds of thousands of small businesses and prosumers worldwide. Citrix partners with over 10,000 companies worldwide in more than 100 countries. Founded in 1989, annual revenue in 2009 was $1.6 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix’s president and chief executive officer, statements contained in the Financial Outlook for First Quarter 2010, and Fiscal Year 2010 sections, under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment, including Citrix’s European markets; the success and growth of the company’s product lines, including risks associated with successfully introducing new products into Citrix’s distribution channels, including XenDesktop 4; the company’s product concentration and its ability to develop and commercialize new products and services, including XenDesktop 4 and its other virtualization offerings, while maintaining growth in its core products, especially XenApp; failure to execute Citrix’s sales and marketing plans; failure to successfully partner with key distributors, resellers, OEM’s and strategic partners and the company’s reliance on and the success of those partners for the marketing and distribution of the company’s products; the company’s ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix’s ability to develop server, application and desktop virtualization products, and jointly market those products with Microsoft; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix’s products as the enterprise software landscape evolves; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the management of anticipated future growth and the recruitment and retention of qualified employees, including those of acquired companies, and any disruptions due to changes in key personnel; risks in effectively controlling operating expenses, including failure to manage unexpected expenses; impairment of the value of the company’s investments; the effect of new accounting pronouncements on revenue and expense recognition; litigation, including litigation challenging our intellectual property rights; changes in the company’s pricing, packaging and licensing models which may impact Citrix’s revenue recognition, including with respect to XenDesktop 4 and SaaS business models, or those of its competitors; charges in the event of the impairment of assets acquired through business combinations and licenses; competition and other risks associated with the markets for Citrix’s Web-based access, collaboration and customer assistance services and for our Web application delivery appliances; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

In Citrix’s earnings release, conference call, slide presentation or webcast, Citrix may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement or can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

Citrix®, XenApp™, XenDesktop®, NetScaler®, HDX™, FlexCast™, Dazzle™, StorageLink™, Citrix Essentials™, Citrix Cloud Center™, Citrix Delivery Center™, and Citrix Ready™ are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues:
Product licenses	$168,323	$162,260	$538,975	$620,215
License updates	156,395	146,876	604,968	559,340
Online services	81,969	69,444	308,177	260,065
Technical services	44,473	37,117	161,968	143,734
Total net revenues	451,160	415,697	1,614,088	1,583,354

Cost of net revenues:
Cost of product license revenues	15,969	13,324	52,160	47,801
Cost of services revenues	23,793	20,721	87,233	79,303
Amortization of product related intangible assets	12,853	12,511	47,917	48,028
Total cost of net revenues	52,615	46,556	187,310	175,132
Gross margin	398,545	369,141	1,426,778	1,408,222

Operating expenses:
Research and development	66,918	70,114	281,980	288,109
Sales, marketing and services	180,101	164,808	679,053	669,569
General and administrative	64,328	64,109	239,623	256,679
Amortization of other intangible assets	5,704	5,849	20,972	22,724
Restructuring	3,646	-	26,473	-
In-process research and development	-	1,140	-	1,140
Total operating expenses	320,697	306,020	1,248,101	1,238,221

Income from operations	77,848	63,121	178,677	170,001

Other income, net	3,352	8,948	15,215	26,922
Income before income taxes	81,200	72,069	193,892	196,923

Income taxes	(6,948)	11,969	2,875	18,647
Net income	$88,148	$60,100	$191,017	$178,276

Earnings per common share – diluted	$0.47	$0.33	$1.03	$0.96
Weighted average shares outstanding – diluted	186,702	183,086	184,985	186,682

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	December 31, 2009	December 31, 2008
ASSETS:
Cash and cash equivalents	$261,443	$326,121
Short-term investments	338,168	249,175
Accounts receivable, net	304,912	231,296
Other current assets, net	134,772	133,548
Total current assets	1,039,295	940,140

Long-term investments	607,646	275,585
Property and equipment, net	247,703	254,334
Goodwill and other intangible assets, net	1,113,014	1,174,726
Other long-term assets	83,489	49,521
Total assets	$3,091,147	$2,694,306

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued expenses	$278,850	$242,222
Current portion of deferred revenues	555,514	488,695
Total current liabilities	834,364	730,917

Long-term portion of deferred revenues	63,336	44,780
Other liabilities	4,940	744

Stockholders' equity	2,188,507	1,917,865
Total liabilities and stockholders’ equity	$3,091,147	$2,694,306

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

	Three Months Ended December 31, 2009	Year Ended December 31, 2009
OPERATING ACTIVITIES	$88,148	$191,017
Net Income
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	36,254	138,577
Stock-based compensation expense	26,939	111,419
Deferred income tax benefit	(50,850)	(50,850)
Provision for accounts receivable allowances	887	5,026
Other non-cash items	398	1,199
Total adjustments to reconcile net income to net cash provided by operating activities	13,628	205,371

Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(67,366)	(74,604)
Prepaid expenses and other current assets	23,633	(2,454)
Other assets	451	(487)
Deferred tax assets, net	10,605	10,470
Accounts payable and accrued expenses	44,003	67,513
Deferred revenues	62,914	85,373
Other liabilities	1,647	1,775
Total changes in operating assets and liabilities, net of the effects of acquisitions	75,887	87,586
Net cash provided by operating activities	177,663	483,974

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of proceeds	(156,328)	(413,441)
Proceeds from repayments of trading securities	700	700
Purchases of property and equipment	(19,446)	(76,246)
Purchases of other assets	-	(7,250)
Cash paid for acquisitions, net of cash acquired	(1,218)	(3,338)
Cash paid for licensing and core technology	-	(3,290)
Net cash used in investing activities	(176,292)	(502,865)

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	36,863	165,998
Excess tax benefit from exercise of stock options	(1,761)	5,182
Stock repurchases	(74,954)	(214,944)
Other	(1,678)	(1,773)
Net cash used by financing activities	(41,530)	(45,537)
Effect of exchange rate changes on cash and cash equivalents	1,234	(250)
Change in cash and cash equivalents	(38,925)	(64,678)
Cash and cash equivalents at beginning of period	300,368	326,121
Cash and cash equivalents at end of period	$261,443	$261,443

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, the write-off of in-process research and development, stock-based compensation expenses, charges associated with the Company’s restructuring program, the non-cash benefit related to the adjustment of payroll taxes accrued in connection with the Company’s voluntary, independent investigation of historical stock option granting practices that was concluded in 2007 and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's gross margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

• The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization, in-process research and development and certain stock-based compensation expenses and the related tax effects that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

• Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

• The charges incurred in conjunction with the Company's restructuring program, which relate to reductions in headcount and exit costs associated with consolidating certain facilities, are not anticipated to be ongoing costs and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

• The non-cash benefit related to payroll taxes originally arose out of the Company’s voluntary, independent investigation of its historical stock option granting practices but was a benefit in the fourth quarter of 2008, the exclusion of which will better help investors and financial analysts understand the Company’s operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization and in-process research and development primarily related to new business combinations, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended December 31, 2009
GAAP operating margin	17.3%
Add: stock-based compensation	6.0%
Add: amortization of product related intangible assets	2.8%
Add: amortization of other intangible assets	1.3%
Add: restructuring charges	0.8%
Non-GAAP operating margin	28.2%

	Three Months Ended December 31,
	2009	2008
GAAP net income	$88,148	$60,100
Add: stock-based compensation	26,939	33,705
Add: amortization product related intangible assets	12,853	12,511
Add: amortization of other intangible assets	5,704	5,849
Add: restructuring charges	3,646	–
Add: in-process research and development	-	1,140
Less: payroll tax benefit related to stock option investigation	-	(6,428)
Less: tax effects related to above items	(13,871)	(19,619)
Non-GAAP net income	$123,419	$87,258

	Three Months Ended December 31,
	2009	2008
GAAP earnings per share – diluted	$0.47	$0.33
Add: stock-based compensation	0.14	0.18
Add: amortization of product related intangible assets	0.07	0.07
Add: amortization of other intangible assets	0.03	0.03
Add: restructuring charges	0.02	–
Add: in-process research and development	-	0.01
Less: payroll tax benefit related to stock option investigation	-	(0.04)
Less: tax effects related to above items	(0.07)	(0.10)
Non-GAAP earnings per share – diluted	$0.66	$0.48

	Twelve Months Ended December 31, 2009
GAAP operating margin	11.1%
Add: stock-based compensation	6.9%
Add: amortization of product related intangible assets	3.0%
Add: amortization of other intangible assets	1.3%
Add: restructuring charges	1.6%
Non-GAAP operating margin	23.9%

	Twelve Months Ended December 31,
	2009	2008
GAAP net income	$191,017	$178,276
Add: stock-based compensation	111,419	124,615
Add: amortization product related intangible assets	47,917	48,028
Add: amortization of other intangible assets	20,972	22,724
Add: restructuring charges	26,473	–
Add: in-process research and development	-	1,140
Less: payroll tax benefit related to stock option investigation	-	(6,428)
Less: tax effects related to above items	(63,641)	(64,543)
Non-GAAP net income	$334,157	$303,812

	Twelve Months Ended December 31,
	2009	2008
GAAP earnings per share – diluted	$1.03	$0.96
Add: stock-based compensation	0.60	0.67
Add: amortization of product related intangible assets	0.26	0.26
Add: amortization of other intangible assets	0.11	0.12
Add: restructuring charges	0.14	–
Add: in-process research and development	-	0.01
Less: payroll tax benefit related to stock option investigation	-	(0.03)
Less: tax effects related to above items	(0.33)	(0.36)
Non-GAAP earnings per share – diluted	$1.81	$1.63

CITRIX SYSTEMS, INC. Forward Looking Guidance

	For the Three Months Ended March 31,	For the Twelve Months Ended December 31,
	2010	2010
GAAP earnings per share – diluted	$0.23 to $0.25	$1.33 to $1.34
Add: Adjustments to exclude the effects of amortization of intangible assets	0.09	0.32
Add: Adjustments to exclude the effects of expenses related to stock-based compensation	0.14	0.53
Less: Differential between the GAAP and non-GAAP tax rates and tax effects related to above items	(0.07) to (0.08)	(0.29) to (0.31)
Non-GAAP earnings per share - diluted	$0.39 to $0.40	$1.87 to $1.90

CONTACT:
Citrix Systems, Inc.
Media Inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
Investor Inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com